UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE R 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement
CMG HOLDINGS GROUP, INC.
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF MUSCLEPHARM CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

CMG HOLDINGS GROUP, INC
5601 Biscayne Blvd.
Miami, Florida 33137
Phone 305-751-0588
Fax 305-751-5259

INFORMATION STATEMENT
(Preliminary)
November 1, 2011

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

COPIES OF COMMUNICATIONS TO:

Jerry Gruenbaum, Esq.
2 Corporate Drive
Shelton, Connecticut 06102
Phone: 203-222-9333
Fax: 203-225-1244

GENERAL INFORMATION

To the Holders of Common Stock of CMG Holdings, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of CMG Holdings, Inc., a Nevada corporation (the “Company”), to notify such Stockholders that on October 5, 2011, the Company received a majority written consent in lieu of a meeting of the holders of the Company in accordance with Nevada General Corporation. The holders authorized the following:

•
The approval of an amendment to our articles of incorporation to increase the number of authorized shares of Common Stock from one hundred and fifty million (150,000,000) shares of Common Stock to four hundred and fifty million (450,000,000) shares of Common Stock (the “Authorized Share Increase”).

•	The approval to change of the name of the company from CMG Holdings, Inc. to CMG Holdings Group, Inc.
•	The approval of an amendment to the articles of incorporation to authorize the creation of ten million (10,000,000) shares of “Blank Check” Preferred Stock.

The enclosed information statement contains information pertaining to the matters acted upon.

On October 10, 2011, the Board of Directors of the Company (the “Board”) approved the Authorized Share Increase, and recommended the Authorized Share Increase for approval to the holders having the power to vote with respect to the Common Stock.
On October 12, 2011, the Majority Stockholders approved the Authorized Share Increase by written consent in lieu of a meeting in accordance with Nevada law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase.

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about October 7, 2011.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our certificate of incorporation to increase our authorized shares of common stock, par value $0.001 (“Common Stock”), one hundred and fifty million (150,000,000) shares of Common Stock to four hundred and fifty million (450,000,000) shares of Common Stock (the “Authorized Share Increase”).

How many shares of common stock were outstanding on October 10, 2011?

On October 10, 2011, the date we received the consent of the holders of more than a majority of our outstanding Common Stock, there were outstanding 84,285,307 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the certificate of incorporation described in this information statement?

We obtained the approval of the holders of 43,514,274 shares of Common Stock. Our executive officers and directors, Alan Morell, James Ennis and Michael Vandetty in the aggregate beneficially own 16,097,000 or approximately 19.1% of our outstanding Common Stock, and all of such shares were voted in favor of the amendment.

The following table sets forth information regarding from whom the 43,524,274 shares of Common Stock consent was obtained?

	Amount and	Percentage
	Nature of	of
Name and Address	Beneficial	Beneficial
of Beneficial Owner	Ownership	Ownership (1)

Alan Morell	10,107,000	12.0%
5601 Biscayne Blvd., Miami, FL 33137
James Ennis	3,500,000	4.2%
5601 Biscayne Blvd., Miami, FL 33137

Michael Vandetty	2,490,000	3.0%
5601 Biscayne Blvd., Miami, FL 33137

All executive officers and directors	16,097,000	19.1%

Family memebers related to management	4,761,259	5.7%

Jerry Gruenbaum, Esq. (securities counsel to the Company)	2,904,159	3.5%
2 Corporate Drive, Suite 234, Shelton, CT 06484

Intermerchant Securities, Inc. (Investment Bankers for the Company)	1,397,500	1.7%
750 Third Avenue, NY, NY 10017

CMGO Investors, LLC (Senior Debt Holder to the Company)	5,375,000	6.4%
750 Third Avenue, NY, NY 10017

Personal friends of management	12,979,356	15.4%

	43,514,274	51.6%
(1)	Percent of Class based on 84,285,307 common shares outstanding as of October 6, 2011.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $10,000.

INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Nevada law, however, requires that in the event an action is approved by written consent, a Company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice to the Stockholders on or about November 12, 2011.

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase approved by the Board of Directors (the “Board”) of CMG Holdings Group, Inc. (the “Company,” “we,” “our,” or “us”) and the holders of company which have voting rights with respect to the Common Stock and constitute a majority of the voting power of the Common Stock.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from one hundred and fifty million (150,000,000) shares of Common Stock to four hundred and fifty million (450,000,000) shares of Common Stock (the “Authorized Share Increase”).

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain our financing, capital raising ability expansion strategy, and to generally maintain our flexibility in today’s competitive and rapidly changing environment. The additional three hundred million (300,000,000) shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are no immediate plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. Other than issuances pursuant to employee benefit plans and currently outstanding stock options, the Board has no current plans to issue any of the additional shares of Common Stock that would be authorized by this proposal. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to CMG Holdings, Inc. with respect to the beneficial ownership to CMG Holdings, Inc. common stock as of October 6, 2011, unless otherwise noted, by:

•	each stockholder known to CMG Holdings, Inc. to own beneficially more than 5% of CMG Holdings, Inc. common stock;
•	each of CMG Holdings, Inc. directors;
•	each of CMG Holdings, Inc. executive officers; and
•	all of CMG Holdings, Inc. current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities. Common shares relating to options or warrants currently exercisable, or exercisable within 60 days of October 6, 2011, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to the community property laws where applicable, the persons or entities named in the tables have sole voting and dispositive power with respect to all shares shown as beneficially owned by them.
	Amount and	Percentage
	Nature of	of
Name and Address	Beneficial	Beneficial
of Beneficial Owner	Ownership	Ownership (1)

Alan Morell	10,107,000	12.0%
5601 Biscayne Blvd., Miami, FL 33137
James Ennis	3,500,000	4.2%
5601 Biscayne Blvd., Miami, FL 33137

Michael Vandetty	2,490,000	3.0%
5601 Biscayne Blvd., Miami, FL 33137

All executive officers and directors	16,097,000	19.1%

(1)	Percent of Class based on 84,285,307 common shares outstanding as of October 6, 2011.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

Amendment to Articles of Incorporation to Authorize the Creation of 10,000,000 Shares of “Blank Check” Preferred Stock

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation and/or other rights in preference over the Common Stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for the Company, or as may be required by the capital markets, the Certificate of Amendment will create 10,000,000 authorized shares of “blank check” preferred stock for us to issue.

Since we do not know what the terms of any future series of preferred stock would be, the Certificate of Amendment authorizes the issuance of “blank check” preferred stock. The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders, and the terms, rights and features of which are determined by the Board of Directors upon issuance. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series. The Certificate of Amendment will provide us with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to our Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose.

The Certificate of Amendment provides that as it relates to the authorization of preferred stock of the Company, will be revised as follows:

The Corporation shall have authority to issue Ten Million (10,000,000) shares shall be designated “Preferred Stock,” par value of $0.001per share.  Preferred Stock: The Board of Directors of the Corporation shall have authority to prescribe and issue the Preferred Stock in one or more series and to prescribe the number of shares constituting and the designation of each such series of Preferred Stock and the rights, voting powers, designations, preferences, privileges, limitations, dividend rights, dividend rates, conversion rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences; provided, however, that, if more than one series of Preferred Stock is issued, the Board of Directors shall, by resolution, prescribe a distinguishing designation for each such series; and provided, further, that the rights prescribed by the Board of Directors with respect to voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designations must be described in a resolution of the Board of Directors prior to the issuance of such shares and a certificate describing such rights must be filed in accordance with Nevada law. Subject to the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to determine the number of series into which shares of preferred stock may be divided, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the preferred stock or any series thereof or any holders thereof, to determine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock or the holders thereof, to fix the number of shares of that series and to increase or decrease, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series. There are currently no plans, arrangements, commitments or understandings for the issuance of any shares of preferred stock which are proposed to be authorized.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;
(2)	Quarterly Report on Form 10-Q for the three months ended June 30, 2011; and

(3)	Quarterly Report on Form 10-Q for the three months ended March 31, 2011

You may request a copy of these filings, at no cost, by writing CMG Holdings, Inc. 5601 Biscayne Blvd., Miami, Florida 33137 telephoning the Company at 305-751-0588.  Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holder of Common Stock of the Company only for information purposes in connection with the Authorized Share Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

BY ORDER OF THE BOARD OF DIRECTORS

By:	James Ennis
Name:	James Ennis
Title:	Chief Financial Officer